UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2026
BLACKROCK PRIVATE CREDIT FUND
(Exact name of registrant as specified in its charter)

Delaware	814-01485	87-4655020
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

50 Hudson Yards New York, New York	10001
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 810-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:  None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	Not applicable	Not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01.	Entry into a Material Definitive Agreement.

On March 13, 2026, BlackRock Private Credit Fund Leverage III, LLC (“PCFL III”), a subsidiary of BlackRock Private Credit Fund (the “Company”), entered into a Loan and Security Agreement (the “Loan Agreement”). The parties to the Loan Agreement include PCFL III as borrower, Bank of Montreal, the lenders party thereto from time to time (each a “Lender” and collectively, the “Lenders”), the Company as collateral manager and as equityholder and State Street Bank and Trust Company, as collateral custodian.

The proceeds of the Loan Agreement are to be used to acquire a portfolio of middle market leveraged loans (the “Portfolio Assets”) in the manner described in the Loan Agreement. PCFL III has acquired these Portfolio Assets through a sale and purchase agreement, dated as of March 13, 2026, executed between the Company, as seller, and PCFL III, as buyer and a master participation agreement, dated as of March 13, 2026, executed between BlackRock Private Credit Fund Leverage I, LLC, as seller, and PCFL III, as buyer. Pursuant to the Loan Agreement, PCFL III has appointed the Company to act as the collateral manager in the selection, management, and reporting of the Portfolio Assets in accordance with the Loan Agreement.

The maximum amount of commitments under the Loan Agreement that can be drawn by PCFL III is (a) for a period of 3 years from the date of the Loan Agreement, $200 million; and (b) thereafter, an amount equal to the outstanding principal amount of the loans. The applicable interest rate on the loans drawn under the Loan Agreement is the benchmark rate (Daily Simple SOFR rate) plus (a) for a period of 3 years from the date of the Loan Agreement, 1.50%, and (b) thereafter, 1.75%.

The Loan Agreement includes customary covenants, including certain limitations on the incurrence by PCFL III of additional indebtedness and on PCFL III’s ability to make distributions, as well as customary events of default.

The description above is only a summary of the material provisions of the Loan Agreement and related documents and is qualified in its entirety by reference to the copy of the Loan Agreement which is filed as Exhibit 10.1 to this current report on Form 8-K and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by Item 2.03 contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1
Loan and Security Agreement, dated as of March 13, 2026, by and among BlackRock Private Credit Fund Leverage III, LLC as borrower, Bank of Montreal, the lenders party thereto from time to time, BlackRock Private Credit Fund as collateral manager and as equityholder, and State Street Bank and Trust Company as collateral custodian(1)

10.2	Sale and Purchase Agreement, dated as of March 13, 2026, between BlackRock Private Credit Fund, as seller, and BlackRock Private Credit Fund Leverage III, LLC, as buyer(1)
10.3	Master Participation Agreement, dated as of March 13, 2026, between BlackRock Private Credit Fund Leverage I, LLC, as seller, and BlackRock Private Credit Fund Leverage III, LLC, as buyer(1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

(1) Exhibits and schedules to Exhibits 10.1, 10.2 and 10.3 have been omitted in accordance with Item 601 of Regulation S-K. The registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BlackRock Private Credit Fund

Date: March 19, 2026	By:	/s/ Erik L. Cuellar
	Name:	Erik L. Cuellar
	Title:	Chief Financial Officer and Treasurer